UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  April 24, 2014
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Diebold, Incorporated (the “Company”) held on April 24, 2014, the Company's shareholders approved the Diebold, Incorporated 2014 Non-Qualified Stock Purchase Plan (the “ESPP”), which permits eligible employees to acquire or increase a proprietary interest in the Company through the purchase of common shares of the Company. The Company's Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) previously approved the ESPP, subject to shareholder approval. The Company's executive officers are eligible to participate in the ESPP.

The aggregate number of common shares that may be issued under the ESPP is 3,000,000, subject to proportionate adjustment in the event of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change in the capital structure of the Company. Shares issued under the ESPP may be treasury shares, shares purchased on the open market, or otherwise.

At the Annual Meeting, the Company's shareholders also approved the Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan (the “Amended and Restated 1991 Plan”), in order to, among other items, increase the number of common shares available for issuance under the plan by 3,831,252 shares to 17,096,565 shares, and extend the term of the plan by ten years. The Board and the Compensation Committee previously approved the Amended and Restated 1991 Plan, subject to shareholder approval. The Company's executive officers are eligible to participate in the Amended and Restated 1991 Plan.

The Amended and Restated 1991 Plan provides for a variety of compensatory awards designed to advance the Company’s long-term interests by encouraging stock ownership among its key employees, including options, appreciation rights, restricted shares, deferred shares, performance shares and performance units.

The foregoing summaries are qualified by reference to the full text of the ESPP and the Amended and Restated 1991 Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the Company’s shareholders (1) elected each of the Board’s twelve (12) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2014; (3) approved, on an advisory basis, named executive officer compensation; (4) approved the ESPP; and (5) approved the Amended and Restated 1991 Plan. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A dated March 13, 2014.

Set forth below are the final voting results for each proposal:

Proposal No. 1:Election of twelve (12) directors

	For	Withhold	Broker Non-Votes
Patrick W. Allender	34,902,741	18,394,344	6,623,404
Roberto Artavia	37,333,553	15,966,532	6,623,404
Bruce L. Byrnes	31,599,531	21,697,554	6,623,404
Phillip R. Cox	52,207,772	1,089,313	6,623,404
Richard L. Crandall	52,685,393	611,692	6,623,404
Gale S. Fitzgerald	52,621,979	675,106	6,623,404
Gary G. Greenfield	52,810,608	486,477	6,623,404
Andreas W. Mattes	52,794,227	502,858	6,623,404
Robert S. Prather, Jr.	42,406,071	10,891,014	6,623,404
Rajesh K. Soin	52,751,407	545,678	6,623,404
Henry D. G. Wallace	48,771,837	4,525,248	6,623,404
Alan J. Weber	31,621,790	21,675,295	6,623,404

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2014

For	Against	Abstain
59,248,823	349,954	321,712

Proposal No. 3: Approve, on an advisory basis, named executive officer compensation

For	Against	Abstain	Broker Non-Votes
51,056,115	1,755,254	485,716	6,623,404

Proposal No. 4: Approve the Diebold, Incorporated 2014 Non-Qualified Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
51,601,805	1,309,268	386,012	6,623,404

Proposal No. 5: Approve the Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan

For	Against	Abstain	Broker Non-Votes
44,447,107	2,724,118	6,125,860	6,623,404

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
10.1	Diebold, Incorporated 2014 Non-Qualified Stock Purchase Plan
10.2	Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
April 30, 2014	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Diebold, Incorporated 2014 Non-Qualified Stock Purchase Plan
10.2	Diebold, Incorporated Amended and Restated 1991 Equity and Performance Incentive Plan